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                                                               Exhibit 5

December 23, 1998

Abbott Laboratories
Abbott Park, Illinois  60064-3500

and

Ms. Ellen M. Walvoord, Plan Administrator of the Abbott Laboratories Stock Retirement Program

Gentlemen and Ms. Walvoord:

I have examined the Registration Statement on Form S-8 to which this is an exhibit, to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 9,250,000 common shares of Abbott Laboratories, without par value, and of an indeterminate amount of interests to be offered or sold pursuant to the Abbott Laboratories Stock Retirement Program, all as described more fully in said Registration Statement. I, or a member of my staff, have also examined copies of the Articles of Incorporation and By-laws of Abbott Laboratories (the "Company"), as amended, the Abbott Laboratories Stock Retirement Trust (the "Trust"), the Abbott Laboratories Stock Retirement Trust (Puerto Rico) (the "Puerto Rico Trust") and the Abbott Laboratories Stock Retirement Program (the "Program"), and all amendments to the Trust, the Puerto Rico Trust and the Program to the date hereof. In addition, I have made such other examinations and have ascertained or verified to my satisfaction such additional facts as I deem pertinent under the circumstances.



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On the basis of such examinations, I am of the opinion that:

1. Abbott Laboratories is a corporation duly organized and existing under the laws of the State of Illinois, with corporate power to own and operate the property now owned by it.

2. The common shares to be offered and sold under the Program may be (a) such as have been purchased for that purpose from the holders thereof; or (b) such as shall be newly issued by Abbott Laboratories, all as described more fully in said Registration Statement. All legal and corporate proceedings necessary to the authorization and issuance of the common shares heretofore issued have been duly taken and such common shares have been legally issued, and when utilized for the purposes of the Program according to the provisions thereof, will be legally issued, fully paid and nonassessable outstanding common shares of the Company. As to such common shares as may be issued hereafter, either directly for the purposes of the Program or issued for other purposes and then acquired from the holders, they will, upon due amendment of the Articles of Incorporation and due authorization of the Board of Directors, if required, and upon receipt of the consideration for said common shares specified by the Board of Directors, be legally issued and, when utilized for the purposes of the Program according to the provisions thereof, be legally issued, fully paid and nonassessable outstanding common shares of the Company.




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3.   The Program has been duly and legally authorized and adopted and both the
     Trust and the Puerto Rico Trust, created to implement the Program, have been duly and legally authorized and created. The Trust is a valid trust enforceable according to its terms under the laws of the State of Illinois and the participants in Part A of the Program have valid beneficial interests in the Trust, subject to the terms of the Trust and Part A of the Program. The Puerto Rico Trust is a valid trust enforceable according to its terms under the laws of the Commonwealth of Puerto Rico and the participants in Part B of the Program have valid beneficial interests in the Puerto Rico Trust, subject to the terms of the Puerto Rico Trust and Part B of the Program.

4. The Program, the Trust, and the Puerto Rico Trust, as amended to the date hereof, comply with those requirements of the Employee Retirement Income Security Act of 1974 that are applicable to the same.

     I hereby consent to the use of this legal opinion as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Very truly yours,


/s/ Jose M. de Lasa
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Jose M. de Lasa

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